EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement pertaining to the Host Communications, Inc. Profit Sharing Savings Plan of our reports dated January 29, 2001, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K) of Bull Run Corporation for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Atlanta, Georgia
November 20, 2002